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                                                                       Exhibit J

                                  ERNST & YOUNG

Ernst & Young LLP                                          Phone: (213) 977-3200
725 South Figueroa Street                                  Fax: (213) 977-3568
Los Angeles, California 90017-5418                         www.ey.com

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Registered Public Accounting Firm", and "Financial Statements" in Post-Effective Amendment No. 11 under the Securities Act of 1933 and Amendment No. 12 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 333-103630 and 811-21316) and related Prospectuses and Statement of Additional Information of The Kensington Funds, and to the incorporation by reference therein of our report dated February 23, 2007, with respect to the financial statements and financial highlights included in its Annual Report for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                                         Ernst & Young LLP

                                                         Los Angeles, California
                                                         April 27, 2007

                    A Member Practice of Ernst & Young Global